UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 8, 2004 (November 5, 2004)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Dr. Graham J. Siddall

On November 5, 2004, the Company entered into an Executive Succession Agreement, effective January 1, 2005, with Dr. Graham J. Siddall (the “Siddall Agreement”), the Company’s Chairman of the Board of Directors (the “Board”) and Chief Executive Officer. The terms of the Siddall Agreement include the following: (i) until January 1, 2005, Dr. Siddall will remain the Company’s Chief Executive Officer; (ii) effective January 1, 2005, Dr. Siddall will cease serving as the Company’s Chief Executive Officer, but will remain employed with the Company as its Executive Chairman on a part-time basis; (iii) Dr. Siddall’s annual base salary will be $436,000 commencing January 1, 2005; (iv) For the fiscal year 2005, Dr. Siddall is eligible for an annual target incentive bonus equal to one-hundred percent (100%) of his then-current annual base salary, and, thereafter, will cease to be eligible for an annual target incentive bonus; (v) Dr. Siddall may be entitled to receive a one-time lump-sum bonus of $450,000 related to the Company’s acquisition of NPTest Holding Corporation; and (vi) Dr. Siddall may be entitled to receive certain separation benefits, including continued salary payments for a specified period of time and a one-time lump-sum bonus of $450,000 related to the Company’s acquisition of NPTest Holding Corporation, unless previously paid.

David A. Ranhoff

On November 5, 2004, the Company entered into an Amended Executive Employment Agreement, effective January 1, 2005, with David A. Ranhoff (the “Ranhoff Agreement”), the Company’s President and Chief Operating Officer. The terms of the Ranhoff Agreement include the following: (i) Mr. Ranhoff will assume the position of Chief Executive Officer of the Company, will remain the President of the Company, will no longer serve as the Chief Operating Officer of the Company and will be appointed as a member of the Company’s Board; (ii) Mr. Ranhoff’s annual base salary will be $400,000; (iii) Mr. Ranhoff is eligible for an annual target incentive bonus equal to one-hundred percent (100%) of his then-current annual base salary; (iv) Mr. Ranhoff may be entitled to receive a one-time lump-sum bonus of $320,000 related to the Company’s acquisition of NPTest Holding Corporation; (v) Mr. Ranhoff may be entitled to receive certain separation benefits, including a payment equaling 100% of his then-current annual base salary, a payment equaling 100% of his annual target incentive bonus and a one-time lump-sum bonus payment of $320,000 related to the Company’s acquisition of NPTest Holding Corporation, unless previously paid; and (vi) Mr. Ranhoff, upon certain events following a change of control, may be entitled to receive certain benefits, including a payment equaling two-hundred percent (200%) of his then-current annual base salary, a payment equaling two-hundred percent (200%) of his annual target incentive bonus, a one-time bonus payment of $320,000 related to the Company’s acquisition of NPTest Holding Corporation, unless previously paid, and full accelerated vesting of his unvested stock option shares.

The Siddall Agreement and the Ranhoff Agreement discussed above are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Principal Officers.

Pursuant to the Siddall Agreement, effective January 1, 2005, Dr. Siddall will no longer serve as the Chief Executive Officer of the Company. Pursuant to the Ranhoff Agreement, effective January 1, 2005, Mr. Ranhoff will no longer serve as the Chief Operating Officer of the Company, which position will be eliminated.

(c) Appointment of Principal Officers.

Pursuant to the Ranhoff Agreement, effective January 1, 2005, Mr. Ranhoff will assume the position of Chief Executive Officer of the Company and will remain the President of the Company. On January 1, 2005, Mr.Ranhoff

will be 49 years old. Mr. Ranhoff has served as President and Chief Operating Officer since August 2001 and prior to that he was the Company’s Executive Vice President and Chief Operating Officer since November 1999. Mr. Ranhoff was Executive Vice President, Sales and Marketing from January 1997 to November 1999 and was named to the Office of the President from December 1998 until July 1999. Mr. Ranhoff served as Senior Vice President Sales and Marketing from July 1996 to January 1997, as Senior Vice President, Sales, Marketing and Service from July 1995 to June 1996, as Senior Vice President, Sales and Service from August 1993 to July 1995 and as Vice President, Sales from January 1993 to August 1993. Mr. Ranhoff served as Vice President, European Operations from July 1990 to December 1992. From March 1988 to June 1990, Mr. Ranhoff served as Managing Director of European Operations of the Company and as National Sales Manager from July 1985 to March 1988. Prior to joining the Company, Mr. Ranhoff served for eight years in various sales and management positions for GenRad, Inc.

For a brief description of the material terms of the Ranhoff Agreement, see Item 1.01 of this Form 8-K.

The press release issued on November 8, 2004 by the Company describing Mr. Ranhoff’s succession of Dr. Siddall as the Company’s Chief Executive Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Executive Succession Agreement, dated November 5, 2004 and effective January 1, 2005, by and between the Company and Graham J. Siddall.

10.2	Amended Executive Employment Agreement, dated November 5, 2004 and effective January 1, 2005, by and between the Company and David A. Ranhoff.

99.1	Press Release, issued November 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Graham J. Siddall
Graham J. Siddall
Chairman of the Board and
Chief Executive Officer

Date: November 8, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Executive Succession Agreement, dated November 5, 2004 and effective January 1, 2005, by and between the Company and Graham J. Siddall.

10.2	Amended Executive Employment Agreement, dated November 5, 2004 and effective January 1, 2005, by and between the Company and David A. Ranhoff.

99.1	Press Release, issued November 8, 2004.